UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

LOCAL.COM CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Drive, Building G Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 784-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2009, Local.com Corporation (the “Registrant”) entered into amended and restated employment agreements with Heath Clarke, the Registrant’s chairman and chief executive officer (the “Clarke Agreement”) and Stanley B. Crair, the Registrant’s president and chief operating officer (the “Crair Agreement” and together with the Clarke Agreement, the “Agreements”). The Agreements have an initial term of one (1) year and automatically renew for subsequent one (1) year terms thereafter, subject to earlier termination as provided for in the Agreements. The Clarke Agreement provides Mr. Clarke with an annual base salary of $350,000, unless increased at the discretion of the Board of Directors of the Registrant or a designated committee thereof. Mr. Clarke is also eligible to receive up to 75% of his annual base salary as a bonus on an annualized basis with the potential to receive certain additional bonus amounts in the event the Registrant and/or Mr. Clarke’s performance significantly surpasses established goals. The Crair Agreement provides Mr. Crair with an annual base salary of $270,000, unless increased at the discretion of the Board of Directors of the Registrant or a designated committee thereof. Mr. Crair is also eligible to receive up to 50% of his annual base salary as a bonus on an annualized basis with the potential to receive certain additional bonus amounts in the event the Registrant and/or Mr. Crair’s performance significantly surpasses established goals. As a continuing provision of the employment agreements that each of Messrs. Clarke and Crair currently has with the Registrant and notwithstanding any vesting schedule set forth in particular option agreements with Mr. Clarke or Mr. Crair, the Agreements provide that all outstanding stock options held by Mr. Clarke or Mr. Crair will become fully vested under certain circumstances, including upon a termination without cause by such executive or a change of control, each as defined in the Agreements.

The Agreements also provide, in addition to the benefits outlined above, that in the event of a termination by the Registrant without “Cause” or a termination by either Mr. Clarke or Mr. Crair for “Good Reason,” such executive would be entitled to receive the following: (1) his earned but unpaid basic salary through the termination date, plus any benefits earned and accrued through the termination date; (2) an amount equal to one times the sum of his basic salary at the time of termination; (3) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date; provided, however, if there has been a change in control of the Registrant (as defined in the Agreements) the amount will be equal to all bonuses earned during the four quarters immediately prior to the change in control of the Registrant at the election of the applicable executive; (4) reimbursement for any COBRA payments made by the executive for a period of twelve months following the date of termination up to the amount of the Registrant’s regular contributions to such executive’s heath insurance benefits immediately prior to the termination date.

The description of the Clarke Agreement herein is limited in its entirety by the terms of the Clarke Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Crair Agreement herein is limited in its entirety by the terms of the Crair Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2009, the Nominating, Compensation and Corporate Governance Committee of the Board of Directors of the Registrant adopted certain changes to the Registrant’s bonus program (the “Bonus Program”). The material terms of the Bonus Program, as changed, are attached as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The description of the Clarke Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The description of the Crair Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement by and between the Registrant and Heath Clarke dated July 30, 2009.

Exhibit 10.2	Employment Agreement by and between the Registrant and Stanley B. Crair dated July 30, 2009.

Exhibit 10.3	Description of the Material Terms of the Registrant’s Bonus Program as of July 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: August 3, 2009	By: /s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Employment Agreement by and between the Registrant and Heath Clarke dated July 30, 2009.
10.2	Employment Agreement by and between the Registrant and Stanley B. Crair dated July 30, 2009.
10.3	Description of the Material Terms of the Registrant’s Bonus Program as of July 29, 2009.